UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ALTRA HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Altra Holdings, Inc. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2011. At the Annual Meeting, the stockholders:
(1) elected all of the seven (7) nominees to serve as directors of Altra;
(2) ratified the appointment of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2011;
(3) an advisory vote on Altra’s 2010 executive compensation was approved; and
(4) an advisory vote on the frequency of future advisory votes on executive compensation was held and the option to hold annual advisory votes was approved.
The results for each matter voted on by the stockholders at the Annual Meeting were as follows:
Proposal 1. Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Edmund M. Carpenter	23,304,349	693,814	N/A
Carl L. Christenson	22,893,450	1,104,713	N/A
Lyle G. Ganske	23,744,511	253,652	N/A
Michael L. Hurt	22,852,744	1,145,419	N/A
Michael S. Lipscomb	23,264,707	733,456	N/A
Larry McPherson	21,999,700	1,998,463	N/A
James H. Woodward Jr.	21,245,208	2,752,955	N/A
Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	24,645,118
Shares “Against”	7,684
Shares “Abstain”	26,251
Broker Non-Votes	0
Proposal 3. Non-Binding Advisory Vote on the Compensation of The Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	23,108,126
Shares “Against”	889,060
Shares “Abstain”	977
Broker Non-Votes	680,890
Proposal 4. Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Say on Pay in Future Years (“Say on Frequency”):

Shares “1 Year”	19,839,468
Shares “2 Years”	4,560
Shares “3 Years”	4,152,503
Shares Abstain	1,632

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
/s/ Glenn Deegan
Name:	Glenn Deegan
Title:	Vice President, General Counsel and Secretary

Date: May 4, 2011

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